Exhibit 23


		      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Ethyl Corporation and Subsidiaries on Forms S-8 (File Nos. 2-78933 and 33-31899)of our report dated January 29, 1996, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, appearing on page 45 of the Ethyl Corporation 1995 Annual Report, which report is incorporated by reference in this Annual Report on Form 10-K.

			       COOPERS & LYBRAND L.L.P.

Richmond, Virginia
March 27, 1996